                                                                     EXHIBIT 4.3


                                                                  EXECUTION COPY





                               Calpine Corporation



              Zero-Coupon Convertible Debentures due April 30, 2021

                                    INDENTURE

                           Dated as of April 30, 2001


                            Wilmington Trust Company

                                     TRUSTEE

                                TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----

         Section 1.1   Definitions...............................................................................     1
         Section 1.2   Other Definitions.........................................................................     4
         Section 1.3   Incorporation by Reference of Trust Indenture Act.........................................     5
         Section 1.4   Rules of Construction.....................................................................     6
         Section 1.5   Acts of Holders...........................................................................     6

                            ARTICLE II THE SECURITIES

         Section 2.1   Form and Dating...........................................................................     7
         Section 2.2   Execution and Authentication..............................................................     8
         Section 2.3   Registrar, Paying Agent and Conversion Agent..............................................     9
         Section 2.4   Paying Agent to Hold Money and Securities in Trust........................................     9
         Section 2.5   Securityholder Lists......................................................................    10
         Section 2.6   Transfer and Exchange.....................................................................    10
         Section 2.7   Replacement Securities....................................................................    11
         Section 2.8   Outstanding Securities; Determinations of Holders' Action.................................    12
         Section 2.9   Temporary Securities......................................................................    12
         Section 2.10  Cancellation..............................................................................    13
         Section 2.11  Persons Deemed Owners.....................................................................    13
         Section 2.12  Global Securities.........................................................................    13
         Section 2.13  CUSIP Numbers.............................................................................    17
         Section 2.14  Ranking...................................................................................    17

                            ARTICLE III REDEMPTION AND PURCHASES

         Section 3.1   Company's Right to Redeem; Notices to Trustee.............................................    18
         Section 3.2   Selection of Securities to Be Redeemed....................................................    18
         Section 3.3   Notice of Redemption......................................................................    18
         Section 3.4   Effect of Notice of Redemption............................................................    19
         Section 3.5   Deposit of Redemption Price...............................................................    19
         Section 3.6   Securities Redeemed in Part...............................................................    19
         Section 3.7   Purchase of Securities at Option of the Holder............................................    19
         Section 3.8   Purchase of Securities at Option of the Holder upon Change in Control.....................    25
         Section 3.9   Effect of Purchase Notice or Change in Control Purchase Notice............................    31
         Section 3.10  Deposit of Purchase Price or Change in Control Purchase Price.............................    32
         Section 3.11  Securities Purchased in Part..............................................................    32
         Section 3.12  Covenant to Comply With Securities Laws Upon Purchase of Securities.......................    32
         Section 3.13  Repayment to the Company..................................................................    32

                              ARTICLE IV COVENANTS

         Section 4.1   Payment of Securities.....................................................................    33
         Section 4.2   SEC and Other Reports.....................................................................    33
         Section 4.3   Compliance Certificate....................................................................    33
         Section 4.4   Further Instruments and Acts..............................................................    34

         Section 4.5   Maintenance of Office or Agency...........................................................    34
         Section 4.6   Calculation of Original Issue Discount....................................................    34

                         ARTICLE V SUCCESSOR CORPORATION

         Section 5.1   When Company May Merge or Transfer Assets.................................................    34

                        ARTICLE VI DEFAULTS AND REMEDIES

         Section 6.1   Events of Default.........................................................................    35
         Section 6.2   Acceleration..............................................................................    36
         Section 6.3   Other Remedies............................................................................    37
         Section 6.4   Waiver of Past Defaults...................................................................    37
         Section 6.5   Control by Majority.......................................................................    37
         Section 6.6   Limitation on Suits.......................................................................    38
         Section 6.7   Rights of Holders to Receive Payment......................................................    38
         Section 6.8   Collection Suit by Trustee................................................................    38
         Section 6.9   Trustee May File Proofs of Claim..........................................................    38
         Section 6.10  Priorities................................................................................    39
         Section 6.11  Undertaking for Costs.....................................................................    39
         Section 6.12  Waiver of Stay, Extension or Usury Laws...................................................    40

                               ARTICLE VII TRUSTEE

         Section 7.1   Duties of Trustee.........................................................................    40
         Section 7.2   Rights of Trustee.........................................................................    41
         Section 7.3   Individual Rights of Trustee..............................................................    42
         Section 7.4   Trustee's Disclaimer......................................................................    42
         Section 7.5   Notice of Defaults........................................................................    42
         Section 7.6   Reports by Trustee to Holders.............................................................    43
         Section 7.7   Compensation and Indemnity................................................................    43
         Section 7.8   Replacement of Trustee....................................................................    44
         Section 7.9   Successor Trustee by Merger...............................................................    44
         Section 7.10  Eligibility; Disqualification.............................................................    44
         Section 7.11  Preferential Collection of Claims Against Company.........................................    45

                       ARTICLE VIII DISCHARGE OF INDENTURE

         Section 8.1   Discharge of Liability on Securities......................................................    45

                              ARTICLE IX AMENDMENTS

         Section 9.1   Without Consent of Holders................................................................    45
         Section 9.2   With Consent of Holders...................................................................    46
         Section 9.3   Compliance with Trust Indenture Act.......................................................    47
         Section 9.4   Revocation and Effect of Consents, Waivers and Actions....................................    47
         Section 9.5   Notation on or Exchange of Securities.....................................................    47
         Section 9.6   Trustee to Sign Supplemental Indentures...................................................    47
         Section 9.7   Effect of Supplemental Indentures.........................................................    47

                              ARTICLE X CONVERSIONS

         Section 10.1   Conversion Privilege.....................................................................    47
         Section 10.2   Conversion Procedure.....................................................................    48
         Section 10.3   Fractional Shares........................................................................    48
         Section 10.4   Taxes on Conversion......................................................................    48
         Section 10.5   Company to Provide Stock.................................................................    49
         Section 10.6   Conversion Price Adjustments.............................................................    49
         Section 10.7   When Adjustment May Be Deferred..........................................................    52
         Section 10.8   When No Adjustment Required..............................................................    52
         Section 10.9   Notice of Adjustment.....................................................................    53
         Section 10.10  Voluntary Increase.......................................................................    53
         Section 10.11  Notice of Certain Transactions...........................................................    53
         Section 10.12  Reorganization of Company; Special Distributions.........................................    53
         Section 10.13  Company Determination Final..............................................................    54
         Section 10.14  Trustee's Adjustment Disclaimer..........................................................    54
         Section 10.15  Successive Adjustments...................................................................    54

                            ARTICLE XI MISCELLANEOUS

         Section 11.1   Trust Indenture Act Controls.............................................................    54
         Section 11.2   Notices..................................................................................    54
         Section 11.3   Communication by Holders with Other Holders..............................................    55
         Section 11.4   Certificate and Opinion as to Conditions Precedent.......................................    55
         Section 11.5   Statements Required in Certificate or Opinion............................................    56
         Section 11.6   Separability Clause......................................................................    56
         Section 11.7   Rules by Trustee, Paying Agent, Conversion Agent and  Registrar..........................    56
         Section 11.8   Legal Holidays...........................................................................    56
         Section 11.9   GOVERNING LAW............................................................................    56
         Section 11.10  No Recourse Against Others...............................................................    56
         Section 11.11  Successors...............................................................................    56
         Section 11.12  Multiple Originals.......................................................................    56

                  INDENTURE dated as of April 30, 2001 between CALPINE CORPORATION, a Delaware corporation ("Company"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation ("Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Zero-Coupon Convertible Debentures due April 30, 2021:


                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  Section 1.1 Definitions.

                  "144A Global Security" means a permanent Global Security in the form of the Security attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

                  "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means, with respect to any Security, a day that in the State of New York or in the states in which the principal corporate trust offices of the Trustee or the Paying Agent are located, is not a Saturday, a Sunday or a day on which banking institutions are not required to be open.

                  "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a person (other than a corporation).

                  "Certificated Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-2.

                  "Common Stock" shall mean the common stock, $.001 par value per share, of the Company as in existence on the date of this Indenture or any other shares of Capital Stock of the Company into which such common stock shall be reclassified or changed.

                  "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two Officers.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect and, to the extent optional, adopted by the Company, on the date of the Indenture, consistently applied.

                  "Global Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-1 and that are issued to a Depositary, and to the extent that such Securities are required to bear the Legend required by Section 2.6, such Securities will be in the form of a 144A Global Security.

                  "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

                  "Indebtedness" means, without duplication, the principal or face amount of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) all obligations as lessee which are capitalized in accordance with GAAP, and (vi) all Indebtedness of others guaranteed by the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

                  "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

                  "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

                  "NYSE" means The New York Stock Exchange.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Secretary, any Assistant Treasurer, any Assistant Secretary or the Controller or Principal Accounting Officer of the Company.

                  "Officers' Certificate" means a written certificate containing the information specified in Sections 11.4 and 11.5, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.3 shall be signed by the principal executive, financial or accounting Officer of the Company but need not contain the information specified in Sections 11.4 and 11.5.

                  "Opinion of Counsel" means a written opinion containing the information specified in Sections 11.4 and 11.5, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

                  "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof or any other entity.

                  "Principal Amount at Maturity" of a Security means the principal amount of a Security (other than the Restated Principal Amount thereof ) due at the Stated Maturity of the principal thereof.

                  "Redemption Date" shall mean the date specified in a notice of redemption on which the Securities may be redeemed in accordance with the terms of the Securities and this Indenture.

                  "Redemption Price" shall have the meaning set forth in Paragraph 5 of the Securities.

                  "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A-1 and A-2 of this Indenture.

                  "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities" means any of the Company's Zero-Coupon Convertible Debentures due April 30, 2021, as amended or supplemented from time to time, issued under this Indenture.

                  "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

                  "Stated Maturity", when used with respect to any Security, means April 30, 2021.

                  "Subsidiary" means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

                  "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

                  "trading day" means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal other national or regional securities exchange on which the Common Stock then is listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

                  "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  "Voting Stock" of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  Section 1.2 Other Definitions.


Term Section:                                                    Defined in:

"Accreted Value"..............................................   Exhibit A-1
"Administrative Action........................................   Exhibit A-1
"Agent Members"...............................................   2.12(e)
"beneficial owner"............................................   3.8(a)
"Bid Solicitation Agent"......................................   Exhibit A-1
"cash"........................................................   3.7(b)
"Change in Control"...........................................   3.8(a)
"Change in Control Notice"....................................   3.8(b)
"Change in Control Notice Date"...............................   3.8(b)
"Change in Control Purchase Date".............................   3.8(a)
"Change in Control Purchase Notice"...........................   3.8(c)

"Change in Control Purchase Price"............................   3.8(a)
"Code"........................................................   4.6
"Company Notice"..............................................   3.7(d)
"Company Notice Date".........................................   3.7(b)
"Conversion Agent"............................................   2.3
"Conversion Date".............................................   10.2
"Conversion Rate".............................................   10.1
"Depositary"..................................................   2.1(a)
"Downward Interest Adjustment"................................   Exhibit A-1
"Event of Default"............................................   6.1
"Exchange Act"................................................   3.7(c)
"ex" date.....................................................   10.6(g)
"Expiration Time".............................................   10.6(e)
"interest payment date".......................................   Exhibit A-1
"Legal Holiday"...............................................   11.8
"Legend"......................................................   2.6(e)
"Market Price"................................................   3.7(c)
"Notice of Default"...........................................   6.1
"Option Exercise Date"........................................   Exhibit A-1
"Paying Agent"................................................   2.3
"Purchase Date"...............................................   3.7(a)
"Purchased Shares"............................................   10.6(e)
"Purchase Notice".............................................   3.7(a)
"Purchase Price"..............................................   3.7(a)
"QIB".........................................................   2.1(a)
"Redemption Price"............................................   Exhibit A-1
"Reference Date"..............................................   10.6(d)
"Registrar"...................................................   2.3
"Restated Principal Amount"...................................   Exhibit A-1
"Sale Price"..................................................   3.7(c)
"Securities Act"..............................................   3.7(c)
"semi-annual period"..........................................   Exhibit A-1
"Tax Event"...................................................   Exhibit A-1
"Trading Price"...............................................   Exhibit A-1
"Upward Interest Adjustment"..................................   Exhibit A-1
"Upward Interest Adjustment Date".............................   Exhibit A-1

                  Section 1.3 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company or any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  Section 1.4 Rules of Construction. Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it and shall be construed in accordance with GAAP;

         (3) "or" is not exclusive;

         (4) "including" means including, without limitation; and

         (5) words in the singular include the plural, and words in the plural include the singular.

                  Section 1.5 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The ownership of Securities shall be proved by the register for the Securities.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                  (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE II

                                 THE SECURITIES

                  Section 2.1 Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

                  (a) 144A Global Securities. Securities offered and sold within the United States to qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued initially in the form of a 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

                  (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

                  Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

                  (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

"THIS SECURITY IS ISSUED IN GLOBAL FORM AND REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") OR A NOMINEE THEREOF. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN ACCORDANCE WITH THE TERMS OF THE INDENTURE (AS DEFINED BELOW), THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY."

                  (d) Certificated Securities. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of Exhibit A-2 attached hereto. No Securities are being issued in certificated form on the date hereof.

                  Section 2.2 Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

                  Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

                  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

                  The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount at Maturity of up to $1,000,000,000 upon one or more Company Orders without any further action by the Company. The aggregate principal amount of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.7 and upon the occurrence of an Upward Interest Adjustment or Tax Event as contemplated in the form of Security attached hereto as Exhibit A-1.

                  The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount at Maturity and any integral multiple thereof.

                  Section 2.3 Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.5.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Bid Solicitation Agent, Conversion Agent or co-registrar (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 7.7. Any agency agreement entered into with the Bid Solicitation Agent shall provide that any resignation or removal of such agent shall not be effective unless a successor to such agent has been appointed. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

                  The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities. The Company initially appoints The Bank of New York as Bid Solicitation Agent.

                  Section 2.4 Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or shares of Common Stock (if so permitted herein) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or Common Stock.

                  Section 2.5 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on May 1 and November 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  Section 2.6 Transfer and Exchange. (a) Subject to Section 2.12, (a) upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.3, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate Principal Amount at Maturity (or Restated Principal Amount, in the event the Company has exercised its option to pay cash interest after a Tax Event). The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

                  At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount at Maturity (or Restated Principal Amount, in the event the Company has exercised its option to pay cash interest after a Tax Event), upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

                  The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

                  (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.6(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole or in part to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                  (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

                  (d) Any Registrar appointed pursuant to Section 2.3 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

                  (e) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the form of Security attached hereto as Exhibits A-1 and A-2 setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon
(i) provision of such satisfactory evidence, or (ii) notification to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, the Legend shall be reinstated. The Company shall inform the Trustee of the effectiveness of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

                  Section 2.7 Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount at Maturity, bearing a certificate number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

                  Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  Section 2.8 Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.7, delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount at Maturity of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

                  If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date or a Change in Control Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Change in Control Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest, if any, on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

                  If a Security is converted in accordance with Article 10, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest, if any, shall cease to accrue on such Security.

                  Section 2.9 Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

                  If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount at Maturity of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

                  Section 2.10 Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article
10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

                  Section 2.11 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Purchase Price or Change in Control Purchase Price in respect thereof, and interest thereon (subject to the record date provisions herein), for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  Section 2.12 Global Securities. (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.6 and Section 2.12(a)(i), (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.6 and Section 2.12(a)(ii) below, and (C) transfers of a Certificated Security shall comply with Section 2.6 and Sections 2.12(a)(iii) and (iv) below.

                           (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

                           (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

                           (A) so long as the Securities are Restricted
                           Securities, certification in the form set forth in Exhibit B-1;

                           (B) written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate Principal Amount at Maturity of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

                           (C) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount at Maturity of Securities represented by the Global Security to be decreased by the aggregate Principal Amount at Maturity of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount at Maturity of the Certificated Security so issued.

                           (iii) Transfer and Exchange of Certificated
         Securities. When Certificated Securities are presented to the Registrar with a request:

                  (y) to register the transfer of such Certificated Securities;
or

                  (z) to exchange such Certificated Securities for an equal Principal Amount at Maturity of Certificated Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (2) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or
                           (C)
                           below, and are accompanied by the following additional information and documents, as applicable:

                           (A) if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                           (B) if such Certificated Securities are being transferred to the Company, a certification to that effect; or

                           (C) if such Certificated Securities are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit B-1, if applicable) and
                           (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend.

                  (iv) Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

         Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

         (I) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B-1, that such Certificated Security is being transferred to a QIB in accordance with Rule 144A; and

         (II) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate Principal Amount at Maturity of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate Principal Amount at Maturity of Securities represented by the Global Security to be increased by the aggregate Principal Amount at Maturity of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount at Maturity of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate Principal Amount at Maturity.

                  (b) Subject to the succeeding paragraph (c), every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B-1, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

                  (c) The restrictions imposed by the Legend upon the transferability of any Security shall terminate at such times described in and in accordance with the provisions of Section 2.6(d).

                  (d) As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, loan, hypothecation, hedge or other disposition of any Security.

                  (e) The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

                  (1) Notwithstanding any other provisions of this Indenture or the Securities, except as provided in
                           Section 2.12(a)(ii), a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (ii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof shall not be a Global Security. The Company may, in its sole discretion, determine not to have Securities represented by Global Securities, in which case the Company shall issue Securities in exchange for each Global Security.

                  (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount at Maturity equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the

                           Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount at Maturity thereof shall be reduced by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

                  (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

                  (5) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such persons governing the exercise of the rights of a holder of any Security.

                  Section 2.13 CUSIP Numbers. The Company may issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers. The initial CUSIP number for the Securities is 131347 AX4.

                  Section 2.14 Ranking. The Indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and will constitute a senior unsecured general obligation of the Company, ranking equally with other senior unsecured Indebtedness of the Company.

                                  ARTICLE III

                            REDEMPTION AND PURCHASES

                  Section 3.1 Company's Right to Redeem; Notices to Trustee. The Company, at its option, may redeem the Securities in accordance with the provisions of Paragraph 5 of the Securities. If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount at Maturity of Securities to be redeemed and the Redemption Price.

                  The Company shall give the notice to the Trustee provided for in this Section 3.1 by a Company Order, at least 40 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

                  Section 3.2 Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot or on a pro rata basis (so long as either such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount at Maturity of Securities that have denominations larger than $1,000.

                  Securities and portions of them the Trustee selects shall be in Principal Amounts at Maturity of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

                  Section 3.3 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1)      the Redemption Date;

                  (2) the Redemption Price and the amount of accrued and unpaid interest, if any, payable on the Redemption Date;

                  (3)      the Conversion Rate;

                  (4) the name and address of the Paying Agent and Conversion Agent;

                  (5) that Securities called for redemption may be converted at any time before the close of business on the date that is the Business Day prior to the Redemption Date;

                  (6) that Holders who want to convert Securities must satisfy the requirements set forth in Paragraph 8 of the Securities;

                  (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (8) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers, if any, and Principal Amounts at Maturity of the particular Securities to be redeemed;

                  (9) that, unless the Company defaults in making payment of such Redemption Price, interest, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date; and

                  (10)     the CUSIP number(s) of the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least five Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this
Section 3.3.

                  Section 3.4 Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

                  Section 3.5 Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 10. If such money is then held by the Company or a Subsidiary or Affiliate of the Company in trust and is not required for such purpose it shall be discharged from such trust.

                  Section 3.6 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount at Maturity to the unredeemed portion of the Security surrendered.

                  Section 3.7 Purchase of Securities at Option of the Holder.
(a) General. Securities shall be purchased by the Company pursuant to Paragraph 6 of the Securities at the option of the Holder as of April 30, 2002, 2004, 2006, 2008, 2011 and 2016
(each, a "Purchase Date"), at the Issue Price plus accrued and unpaid interest, if any, to the Purchase Date (the "Purchase Price"). If, prior to a Purchase Date, the Company has exercised its option to pay cash interest instead of accruing interest on the Securities following a Tax Event, the Purchase Price will be equal to the Restated Principal Amount (as defined in Exhibit A-1 hereto) plus accrued and unpaid cash interest from the date the Company exercised such option to the Purchase Date. Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

                  (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the last Business Day prior to such Purchase Date stating:

                           (A) the certificate number of the Security which the Holder will deliver to be purchased,

                           (B) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be in principal amounts of maturity of $1,000 or an integral multiple thereof,

                           (C) that such Security shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in Paragraph 6 of the Securities and in this Indenture, and

                           (D) in the event the Company elects, pursuant to
                           Section 3.7(b), to pay the Purchase Price in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in shares of Common Stock is not satisfied prior to the close of business on the Purchase Date, as set forth in
                           Section 3.7(c), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the Principal Amount at Maturity and certificate numbers, if any, of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

                  (2) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.7 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company. If Global Securities are outstanding, such notice must also comply with Applicable Procedures.

                  If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of
Section 3.9, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.7(a)(1), such

Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.7, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 3.7 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.7(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day preceding the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

                  (b) Company's Right to Elect Manner of Payment of Purchase Price for Payment. The Securities to be purchased on any Purchase Date pursuant to Section 3.7(a) may be paid for, at the election of the Company, in U.S. legal tender ("cash") or shares of Common Stock, or in any combination of cash and shares of Common Stock, subject to the conditions set forth in Sections 3.7(c); provided that on April 30, 2016 the Company may only pay cash. The Company shall designate, in the Company Notice delivered pursuant to Section 3.7(d), which shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Company Notice Date"), whether the Company will purchase the Securities for cash or shares of Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in cash or shares of Common Stock; provided that the Company will pay cash for fractional shares of Common Stock. For purposes of determining the existence of potential fractional shares, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 3.7 shall receive the same percentage of cash or shares of Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in Section 3.7(c) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for shares of Common Stock because any necessary qualifications or registrations of the shares of Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Securityholders except pursuant to this Section 3.7(b) or pursuant to Section 3.7(c) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

                  At least three Business Days before each Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                           (i) the manner of payment selected by the Company;

                           (ii) the information required by Section 3.7(d);

                           (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 3.7(c) have been or will be complied with; and

                           (iv) whether the Company desires the Trustee to give the Company Notice required by Section 3.7(d).

                  (c) Payment by Issuance of Shares of Common Stock. At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.7(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Securityholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Securities in cash by (ii) the Market Price of shares of Common Stock, subject to the next succeeding paragraph; provided that the Purchase Price of Securities purchased on April 30, 2016 shall be paid only in cash.

                  The Company will not issue a fractional shares of Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current Market Price of the fractional share. The current Market Price of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent with one-half cent being rounded upward. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

                  If the Company elects to purchase the Securities by the issuance of shares of Common Stock, the Company Notice, as provided in Section 3.7(d), shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

                  The Company's right to exercise its election to purchase Securities through the issuance of shares of Common Stock shall be conditioned upon:

                           (i) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the Securities with shares of Common Stock as provided herein;

                           (ii) the registration of such shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case, if required;

                           (iii) such shares of Common Stock shall have been listed on the principal national securities exchange (currently the NYSE) on which the Common Stock is listed;

                           (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                           (v) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the shares of Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions above have been satisfied.

                  Such Officers' Certificate shall also set forth (i) the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Securities, (ii) the Sale Price of a share of Common Stock on each trading day during the period commencing on the first trading day of the period during which the Market Price is calculated and ending on the third Business Day prior to the applicable Purchase Date and (iii) the Market Price of the Common Stock. The Company may pay the Purchase Price (or any portion thereof) in shares of Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation or is otherwise publicly available (e.g., by dissemination on the World Wide Web or by other public means). If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Company has elected to purchase the Securities pursuant to this Section 3.7 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the Securities of such Holder or Holders in cash.

                  The "Market Price" means the average of the Sale Prices of the shares of Common Stock for the five NYSE trading day period ending on the third Business Day prior to the applicable Purchase Date or Change in Control Purchase Date, as the case may be (if the third Business Day prior to the applicable Purchase Date or Change in Control Purchase Date, as the case may be, is a NYSE trading day, or if not, then on the last NYSE trading day prior to such third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the NYSE trading days during such five NYSE trading day period and ending on such Purchase Date or Change in Control Purchase Date, as the case may be, of any event described in Section 10.6; subject, however, to the conditions set forth in Sections 10.7 and 10.8.

                  The "Sale Price" of the shares of Common Stock on any date means the closing per share sale price on the NYSE (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported on the NYSE or, if the shares of Common Stock are not listed on the NYSE, as reported by the National Association of Securities Dealers Automated Quotation System. In the absence of such quotations, the Company shall be entitled to determine the Sales Price on any date on the basis of such quotations as it considers appropriate.

                  Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Securities, the Company will publish such determination on the Company's Web site on the World Wide Web and through a press release on Dow Jones & Company, Inc. or Bloomberg Business News not later than the third Business Day prior to the relevant Purchase Date.

                  (d) Notice of Election. In connection with any purchase of Securities pursuant to the first paragraph of Paragraph 6 of the Securities, the Company shall give notice to Holders setting forth information specified in this
Section 3.7(d) (the "Company Notice").

                  In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with shares of Common Stock, the Company Notice shall:

                  (1) state that each Holder will receive shares of Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

                  (2) set forth the method of calculating the Market Price of the shares of Common Stock; and

                  (3) state that because the Market Price of shares of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the shares of Common Stock to be received from the date such Market Price is determined to the Purchase Date.

                  In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Securityholder and shall state:

                           (i) the Purchase Price and the Conversion Rate;

                           (ii) the name and address of the Paying Agent and the Conversion Agent;

                           (iii) that Securities as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article 10 hereof and Paragraph 8 of the Securities if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                           (iv) that Securities must be surrendered to the Paying Agent to collect payment;

                           (v) that the Purchase Price for any security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (iv);

                           (vi) the procedures the Holder must follow to exercise its put rights under Section 3.7 and a brief description of those rights;

                           (vii) briefly, the conversion rights of the Securities;

                           (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.7(a)(1)(D) or Section 3.9);

                           (ix) that, unless the Company defaults in making payment on Securities for which a Purchase Notice has been submitted, interest, if any, on such Securities will cease to accrue on the Purchase Date; and

                           (x) the CUSIP number of the Securities.

                  At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

                  (e) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

                  (f) Procedure upon Purchase. The Company shall deposit cash (in respect of cash purchases under Section 3.7 or for fractional shares, as applicable) or shares of Common Stock in respect of payment by issuance of shares of Common Stock under Section 3.8(c), except for fractional shares, or a combination thereof, as applicable, at the time and in the manner as provided in
Section 3.10, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this Section 3.7. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive shares of Common Stock through the Paying Agent a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional shares. The person in whose name the certificate for shares of Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Purchase Date. No payment or adjustment will be made for dividends on the shares of Common Stock the record date for which occurred on or prior to the Purchase Date.

                  (g) Taxes. If a Holder of a purchased Security (pursuant to this Section 3.7 or Section 3.8) is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

                  Section 3.8 Purchase of Securities at Option of the Holder upon Change in Control. (a) If a Change in Control occurs, Securities shall be purchased by the Company, at the option of the Holder thereof, at a purchase price specified in Paragraph 6 of the Securities (the "Change in Control Purchase Price"), as of the date that is 45 days after the date of the Change in Control Notice delivered by the Company (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.8(c).

                  A "Change in Control" shall be deemed to have occurred at such time as either of the following events shall occur:

                           (i) any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company's Capital Stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company's Capital Stock that are entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans; or

                           (ii) the Company merges or consolidates with or into any other person, any merger of another person into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another person, other than any transaction: (A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company's Capital Stock, or
         (B) pursuant to which the holders of Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or (C) which is effected solely to change the Company's jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Company's Common Stock solely into shares of Common Stock of the surviving entity.

Notwithstanding the foregoing provisions of this Section 3.8, a Change in Control shall not be deemed to have occurred if (A) the closing price per share of Common Stock on the NYSE for any five NYSE trading days within the period of 10 consecutive NYSE trading days ending immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of Capital Stock, or the period of 10 consecutive NYSE trading days ending immediately before the Change in Control, in the case of Change in Control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the conversion price of the Securities in effect on each of those NYSE trading days or (B) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation otherwise constituting a Change in Control under clause (i) and/or clause (ii) above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the merger or consolidation) and as a result of the merger or consolidation the Securities become convertible into such common stock. For purposes of this Section 3.8, (x) the conversion price is equal to $1,000 divided by the Conversion Rate, (y) whether a person is a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act and (z) "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

                  At the option of the Company, the Change in Control Purchase Price of Securities in respect of which a Change in Control Purchase Notice pursuant to Section 3.8(b) has been given may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the product of (A) the amount of cash to which the Securityholders would have been entitled had the Company elected to pay all of the Change in Control Purchase Price of such Securities in cash and (B) 0.95, by (ii) the Market Price of shares of Common Stock, subject to the next succeeding paragraph.

                  The Company will not issue fractional shares of Common Stock in payment of the Change in Control Purchase Price. Instead the Company will pay cash for the current Market Price of the fractional share. The current Market Price of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent, with one-half cent being rounded upward. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

                  In the event that the Company is unable to purchase the Securities of a Holder or Holders for shares of Common Stock because any necessary qualifications or registrations of the shares of Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration to be paid once the Company has given its Change in Control Notice to Securityholders except pursuant to this
Section 3.8(a) or pursuant to Section 3.8(b) in the event of a failure to satisfy, prior to the close of business on the Change in Control Purchase Date, any condition to the payment of the Change in Control Purchase Price in Common Stock.

                  At least three Business Days before the Change in Control Notice Date (as defined below), the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (i) the manner of payment selected by the Company;

                  (ii) the information required by Section 3.8(b);

                  (iii) if the Company elects to pay the Change in Control Purchase Price in Common Stock, that the conditions to such manner of payment set forth in Section 3.8(a) have been or will be complied with; and

                  (iv) whether the Company desires the Trustee to give the Change in Control Notice required by Section 3.8(b).

                  The Company's right to exercise its election to purchase Securities through the issuance of shares of Common Stock shall be conditioned upon:

                  (i) the Company's giving of timely Change in Control Notice to purchase all of the Securities with shares of Common Stock as provided herein;

                  (ii) the registration of such shares of Common Stock under the Securities Act or the Exchange Act, in each case, if required;

                  (iii) such shares of Common Stock shall have been listed on the principal national securities exchange (currently the NYSE) on which the Common Stock is listed;

                  (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (v) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the shares of Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Change in Control Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Change in Control Purchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions above have been satisfied.

                  Such Officers' Certificate shall also set forth (i) the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Securities, (ii) the Sale Price of a share of Common Stock on each trading day during the period commencing on the first trading day of the period during which the Market Price is calculated and ending on the third Business Day prior to the Change in Control Purchase Date and (iii) the Market Price of the Common Stock. The Company may pay the Change in Control Purchase Price in shares of Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation or is otherwise publicly available (e.g., by dissemination on the World Wide Web or by other public means). If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Change in Control Purchase Date and the Company has elected to purchase the Securities pursuant to this Section 3.8 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the Securities of such Holder or Holders in cash.

                  Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Securities (not later than the third Business Day prior to the Change in Control Purchase
Date), the Company will publish such determination on the Company's Web site on the World Wide Web and through Dow Jones & Company, Inc. or Bloomberg Business News

                  (b) No later than 30 days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control (the "Change in Control Notice", the date of such mailing, the "Change in Control Notice Date") by first-class mail to the Trustee and to each Holder (and to beneficial owners to the extent required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder that wishes to exercise rights under this Section 3.9 and shall state:

                  (1) briefly, the events causing a Change in Control and the date of such Change in Control;

                  (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.8 must be given;

                  (3)      the Change in Control Purchase Date;

                  (4)      the Change in Control Purchase Price;

                  (5) the name and address of the Paying Agent and the Conversion Agent;

                  (6)      the Conversion Rate and any adjustments thereto;

                  (7) that Securities as to which a Change in Control Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article

                           10 hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (8) that Securities must be surrendered to the Paying Agent to collect payment;

                  (9) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in (8);

                  (10) briefly, the procedures the Holder must follow to exercise rights under this Section 3.8;

                  (11) briefly, the conversion rights, if any, of the Securities;

                  (12) the procedures for withdrawing a Change in Control Purchase Notice;

                  (13) that, unless the Company defaults in making payment of such Change in Control Purchase Price, interest, if any, on Securities surrendered for purchase by the Company will cease to accrue on and after the Change in Control Purchase Date; and

                  (14)     the CUSIP numbers of the Securities.

                  In the event the Company has elected to pay the Change in Control Purchase Price with shares of Common Stock, the Change in Control Notice shall:

                  (1) state that the Company will pay the Change in Control Purchase Price with shares of Common Stock;

                  (2) set forth the method of calculating the number of shares of Common Stock to be paid;

                  (3) state that because the Market Price of shares of Common Stock will be determined prior to the Change in Control Purchase Date, Holders will bear the market risk with respect to the value of the shares of Common Stock to be received from the date such Market Price is determined to the Change in Control Purchase Date.

(c) A Holder may exercise its rights specified in Section 3.8(a) upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time on or prior to the 30th day after the Company delivers its Change in Control Purchase Notice, stating:

                  (1) the certificate number of the Security which the Holder will deliver to be purchased;

                  (2) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof;

                  (3) that such Security shall be purchased pursuant to the terms and conditions specified in Paragraph 6 of the Securities; and

                  (4) in the event the Company elects, pursuant to Section 3.8(b), to pay the Change in Control Purchase Price in shares of Common Stock but the Change in Control Purchase Price shall ultimately be payable to such Holder in cash because any of the conditions to payment of the Change in Control Purchase Price in shares of Common Stock are not satisfied prior to the close of business on the Change in Control Purchase Date, whether such Holder elects (i) to withdraw such Change in Control Purchase Notice as to some or all of the Securities to which such Change in Control Purchase Notice relates (stating the Principal Amount at Maturity and certificate numbers, if any, of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Change in Control Purchase Price for all Securities (or portions thereof) to which such Change in Control Purchase Notice relates.

                  If a Holder, in such Holder's Change in Control Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.9, fails to indicate such Holder's choice with respect to the election set forth in clause (4) above, such Holder shall be deemed to have elected to receive cash in respect of the Change in Control Purchase Price for all Securities subject to such Change in Control Purchase Notice in the circumstances set forth in such clause (4).

                  The delivery of such Security to the Paying Agent with the Change in Control Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section
3.8 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 3.8, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 3.8 shall be consummated by the delivery of the consideration to be received by the Holder on the Change in Control Purchase Date.

                  (d) Covenants of the Company. All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

                  (e) Procedure upon Purchase. The Company shall deposit cash (in respect of a cash purchases under Section 3.8 or for fractional shares of Common Stock, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Change in Control Purchase Price of all Securities to be purchased pursuant to this Section 3.8. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive shares of Common

Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Change in Control Purchase Price and cash in lieu of any fractional shares. The person in whose name the certificate for shares of Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Change in Control Purchase Date. No payment or adjustment will be made for dividends on the shares of Common Stock the record date for which occurred on or prior to the Change in Control Purchase Date.

                  Section 3.9 Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 3.7(a) or Section 3.8(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice, as the case may be) is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Security. Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.7(a) or Section 3.8(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.7(a) or Section 3.8(c), as applicable. Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice. unless such Purchase Notice or Change in Control Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

                  A Purchase Notice or Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the last Business Day prior to the Purchase Date or Change in Control Purchase Date, as the case may be, specifying:

                  (1) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted,

                  (2) the Principal Amount at Maturity of the Security with respect to which such notice of withdrawal is being submitted, and

                  (3) the Principal Amount at Maturity, if any, of such Security which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

                  A written notice of withdrawal of a Purchase Notice or Change in Control Purchase Notice, as the case may be, may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.7(a)(1)(D) or a Change in Control Purchase Notice pursuant to the terms of Section 3.8(c)(4), as the case may be, or (ii) a conditional withdrawal containing the information set forth in Section 3.7(a)(1)(D) or 3.8(c)(4), as the case may be, and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

                  There shall be no purchase of any Securities pursuant to
Section 3.7 or 3.8 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Securities) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

                  Section 3.10 Deposit of Purchase Price or Change in Control Purchase Price. Prior to 10:00 a.m. (local time in the City of New York) on the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on such Business
Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

                  Section 3.11 Securities Purchased in Part. Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Security so surrendered which is not purchased.

                  Section 3.12 Covenant to Comply With Securities Laws Upon Purchase of Securities. When complying with the provisions of Section 3.7 or 3.8 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e- 4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.7 and 3.8 to be exercised in the time and in the manner specified in Sections 3.7 and 3.8.

                  Section 3.13 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed as provided in Paragraph 11 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.1(f)), held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.10 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.1(f)).

                                   ARTICLE IV

                                    COVENANTS

                  Section 4.1 Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash or shares of Common Stock to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 10:00 a.m. New York City time by the Company. Principal Amount at Maturity, Restated Principal Amount, Issue Price plus accrued interest, Redemption Price, Purchase Price, Change in Control Purchase Price and cash interest, if any, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.

                  Section 4.2 SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates).

                  Section 4.3 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2001) an Officers' Certificate stating whether or not, to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                  Section 4.4 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                  Section 4.5 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of Wilmington Trust Company, c/o Computershare Trust Company, 88 Pine Street, Wall Street Plaza, 19th Floor, New York, NY 10005 (Attention: Corporate Trust Administration), shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

                  Section 4.6 Calculation of Original Issue Discount. The Company and the Trustee on behalf of the Holders agree (i) that for United States federal income tax purposes the Securities will be treated as indebtedness subject to the Treasury regulations governing contingent payment debt instruments, (ii) that the Holders will report original issue discount and interest on the Securities in accordance with the Company's determination of the "comparable yield" and the "projected payment schedule" as determined by the Company and (iii) to be bound by the Company's application of the Treasury regulations that govern contingent payment debt instruments. For this purpose, the "comparable yield" for the Securities is 9.44% compounded semiannually and the "projected payment schedule" is attached hereto as Exhibit C and may be obtained by submitting a written request for it to Rick Barraza, Senior Vice-President, Investor Relations, Calpine Corporation, 50 West San Fernando Street, San Jose, CA 95113. The Company shall file with the Trustee no later than the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time (the "Code").

                                   ARTICLE V

                              SUCCESSOR CORPORATION

                  Section 5.1 When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

                  (a) either (1) the Company shall be the continuing corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

                  (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

                  (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 10.12, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.6, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

                  Section 6.1 Events of Default. An "Event of Default" occurs if:

         (1) the Company defaults in the payment of the Issue Price (or, if the Company has elected to pay cash interest on the Securities following a Tax Event, the Restated Principal Amount) plus accrued interest (including any interest payable pursuant to an Upward Interest Adjustment, other than the portion of such interest payable as cash interest), if any, Redemption Price, Purchase Price or Change in Control Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise;

         (2) the Company defaults in the payment of any cash interest (after any Upward Interest Adjustment or any election by the Company to pay cash interest on the Securities following a Tax Event) when due and payable, and such default continues for a period of 30 days;

         (3) the Company materially fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1) or (2) above) and such failure continues for 30 days after receipt by the Company of a Notice of Default;

         (4) there shall have occurred either (i) a default by the Company under any instrument or instruments under which there is or may be secured or evidenced any Indebtedness of the Company (other than the Securities) having an outstanding principal amount of $50,000,000 (or its foreign currency equivalent) or more, individually or in the aggregate, that has caused the holders thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity, unless such declaration has been rescinded within 30 days or (ii) a default by the Company in the payment when due of the principal of any bond, debenture, note or other evidence of the Company's Indebtedness, in each case for money borrowed, or in the payment of principal under any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company for money borrowed, which default for payment of principal is individually or in an aggregate principal amount exceeding $50,000,000 (or its foreign currency equivalent) when such Indebtedness becomes due and payable (whether at maturity, upon redemption or acceleration or otherwise), if such default shall continue unremedied or unwaived for more than 30 days after the expiration of any grace period or extension of the time for payment applicable thereto;

         (5) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

         (6) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or make any general assignment for the benefit of creditors.

                  A Default under clause (3) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (3) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clauses (4), (5) or (6) above, its status and what action the Company is taking or proposes to take with respect thereto.

                  Section 6.2 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(5) or (6)) occurs and is continuing, the Trustee by notice to the

Company, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Issue Price plus accrued and unpaid interest, if any, on all the Securities to be immediately due and payable. Upon such a declaration, such Issue Price plus accrued and unpaid interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 6.1(5) or (6) occurs and is continuing, the Issue Price plus accrued and unpaid interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price plus accrued and unpaid interest, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.7 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  If the Company has elected to pay cash interest on the Securities after a Tax Event as provided in Paragraph 1 of the Securities, the amount due upon any acceleration will be the Restated Principal Amount thereof together with accrued and unpaid cash interest, if any, thereon.

                  Section 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price plus accrued and unpaid interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  Section 6.4 Waiver of Past Defaults. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (1) an Event of Default described in Section 6.1(1) or (2), (2) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected or (3) a Default which constitutes a failure to convert any Security in accordance with the terms of Article 10. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.4 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  Section 6.5 Control by Majority. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the

Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it, provided that the Trustee may take any other action deemed proper by it that is not inconsistent with such direction. This Section 6.5 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  Section 6.6 Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

         (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

         (2) the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

         (3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

         (4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

         (5) the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

                  Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount at Maturity, Restated Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

                  Section 6.8 Collection Suit by Trustee. If an Event of Default described in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.7.

                  Section 6.9 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount at Maturity, Restated Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (a) to file and prove a claim for the whole amount of the Principal Amount at Maturity, Restated Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price, or interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.7;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for the Principal Amount at Maturity, Restated Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

                  THIRD: the balance, if any, to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

                  Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate Principal Amount at Maturity of the Securities at the time outstanding. This
Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  Section 6.12 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount at Maturity, Restated Principal Amount, Redemption Price, Purchase Price or Change in Control Purchase Price in respect of Securities, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                     TRUSTEE

                  Section 7.1 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 7.1(b) shall be in lieu of
                           Section 3.15(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.1.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

                  Section 7.2 Rights of Trustee. Subject to its duties and responsibilities under the TIA,

                  (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

                  (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (d) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

                  (e) The Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

                  (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

                  (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

                  (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

                  (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder; and

                  (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

                  Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  Section 7.4 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

                  Section 7.5 Notice of Defaults. If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 6.1(1) or (2), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 7.5 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

                  Section 7.6 Reports by Trustee to Holders. Within 60 days after each April 15 beginning with the April 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such April 15 that complies with TIA Section 313(a), if required by such
Section 313(a). The Trustee also shall comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

                  Section 7.7 Compensation and Indemnity. The Company agrees:

                  (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to indemnify the Trustee or any predecessor, Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorney's fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                  To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount at Maturity, Restated Principal Amount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, as the case may be, on particular Securities.

                  The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(5) or (6), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

                  Section 7.8 Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

         (1)      the Trustee fails to comply with Section 7.10;

         (2)      the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver or public officer takes charge of the Trustee or its property; or

         (4)      the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.7.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Section 7.9 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b). The Trustee shall not be deemed to have a conflicting interest under the TIA by virtue of being a trustee under the Indenture dated as of August 10, 2000 between the

Company and the Trustee and the Indenture dated as of April 25, 2001 between Calpine Canada Energy Finance ULC and the Trustee, with respect to which the Company is the guarantor.

                  Section 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

                  Section 8.1 Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced or paid pursuant to Section 2.7 or Securities for whose payment money has theretofore been deposited in trust by the Company with the Trustee or a Paying Agent and thereafter repaid to the Company as provided in Paragraph 11 of the Securities) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash and/or, if permitted by the terms of this Indenture, shares of Common Stock, sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7 or Securities for whose payment money has theretofore been deposited in trust by the Company with the Trustee or a Paying Agent and thereafter repaid to the Company as provided in Paragraph 11 of the Securities), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.7, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

                                   ARTICLE IX

                                   AMENDMENTS

                  Section 9.1 Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder, so long as such changes, other than those in clause (2), do not materially and adversely affect the interests of the Securityholder:

         (1) to cure any ambiguity, omission, defect or inconsistency provided that such modification or amendment does not, in the good faith opinion of the Board of Directors and the Trustee, adversely affect the interests of the holders of the Securities in any material respect;

         (2) to comply with Article 5 or Section 10.12;

         (3) to secure the Company's obligations or add any guarantee under the Securities and this Indenture;

         (4) to add to the Company's covenants for the benefit of the Securityholders or to surrender any right or power conferred upon the Company;

         (5) to make any change necessary for the registration of the Securities under the Securities Act or to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, provided that such modification or amendment does not, in the good faith opinion of the Board of Directors and the Trustee, adversely affect the interests of the holders of the Securities in any material respect;

         (6) to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for bearer securities; provided, however, that such uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that such uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

         (7) to modify the restrictions on resales and other transfers of the Securities and any shares of Common Stock issuable upon conversion of the Securities to reflect any change in applicable law or regulation (or interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally; or

         (8) to make any change that does not adversely affect the rights of any Securityholder.

                  Section 9.2 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment to this Indenture or the Securities may not:

         (1) reduce the amount of Securities the Holders of which must consent to an amendment or supplement or waiver pursuant to Section 6.4, 6.7 or this
Section 9.2

         (2) reduce the rate of interest or change the time for payment of interest on the Securities;

         (3) make any change in the method of determining whether an Upward Interest Adjustment shall be made for a semi-annual period;

         (4) reduce the Principal Amount at Maturity or the Issue Price of or change the Stated Maturity of any Security;

         (5) make any change in any redemption or repurchase right to the detriment of a Holder;

         (6) make the Securities payable in currency or consideration other than that stated in the Security;

         (7) impair the Holder's right to receive payment of principal and interest on the Securities or to institute suit for the enforcement of any payment on the Securities; or

         (8) waive a continuing Event of Default regarding any payment on the Securities.

                  It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section 9.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

                  Section 9.3 Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

                  Section 9.4 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

                  Section 9.5 Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

                  Section 9.6 Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this
Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  Section 9.7 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                    ARTICLE X

                                   CONVERSIONS

                  Section 10.1 Conversion Privilege. A Holder of a Security may convert such Security into shares of Common Stock at any time during the period stated in Paragraph 8 of the Securities. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 Principal Amount at Maturity thereof (the "Conversion Rate") shall be that set forth in Paragraph 8 in the Securities, subject to adjustment as herein set forth.

                  A Holder may convert a portion of the Principal Amount at Maturity of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

                  Section 10.2 Conversion Procedure. To convert a Security a Holder must satisfy the requirements in Paragraph 8 of the Securities. The first Business Day on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date").

                  As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion or exchange and cash in lieu of any fractional share determined pursuant to Section 10.3. The person in whose name the certificate is registered shall be treated as a shareholder of record as of the close of business on the Conversion Date. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

                  No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 10. On conversion of a Security, that portion of accrued interest, if any, attributable to the period from the Issue Date of the Security through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the shares of Common Stock (together with the cash payment, if any, in lieu of fractional shares) for the Security being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest, if any, accrued through the Conversion Date, and the balance, if any, of such fair market value of such shares of Common Stock (and any such cash payment) shall be treated as issued for the Issue Price of the Security being converted pursuant to the provisions hereof. If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount at Maturity of the Securities converted.

                  If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.

                  Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Security surrendered.

                  Section 10.3 Fractional Shares. Securityholders will not receive a fractional share upon conversion of a Security. Instead, the Holder will receive cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price, on the last trading day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent, with one-half cent being rounded upward.

                  Section 10.4 Taxes on Conversion. If a Holder submits a Security for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

                  Section 10.5 Company to Provide Stock. The Company has, and from time to time as may be necessary shall, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities in full.

                  All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim. The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the shares of Common Stock are then listed or quoted.

                  Section 10.6 Conversion Price Adjustments. The Conversion Rate shall be subject to adjustment (without duplication) from time to time as follows:

                  (a) In case the Company shall pay a dividend or make a distribution on the Common Stock exclusively in Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the numerator shall be the sum of (i) such number of shares and (ii) the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not occurred.

                  (b) In case the Company shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants, in each case entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the current market value per share (determined as provided in paragraph (g)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such Conversion Rate by a fraction of which the denominator shall be the sum of (i) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus (ii) the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market value and the numerator shall be the sum of (i) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus (ii) the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. To the extent that rights are not so issued or shares of Common Stock are not so delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

                  (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (d) Subject to the last sentence of this paragraph (d), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of Capital Stock, cash or assets (including securities, but excluding any rights or warrants referred to in paragraph (b) of this Section 10.6, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (a) of this Section 10.6), the Conversion Rate shall be increased so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate increase contemplated by this paragraph (d) by a fraction of which the denominator shall be the current market value per share (determined as provided in paragraph (g) of this Section 10.6) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and/or assets so distributed applicable to one share of Common Stock and the numerator shall be such current market value per share of the Common Stock, such increase to become effective immediately prior to the opening of business on the day following the Reference Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not occurred. For purposes of this paragraph (d), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be
(1) a dividend or distribution of the evidences of indebtedness, shares of Capital Stock, cash and/or assets other than such shares of Common Stock or such rights or warrants (making any Conversion Rate increase required by this paragraph (d)) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further Conversion Rate increase required by paragraph (a) or (b) of this Section 10.6), except any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) of this Section 10.6.

                  (e) In case the Company pays to holders of Common Stock in respect of a tender or exchange offer, other than an odd-lot offer, by the Company or any of its Subsidiaries for Common Stock to the extent that the offer involves aggregate consideration that, together with

(1) any cash and the fair market value of any other consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for shares of Common Stock consummated within the preceding 12 months not triggering a Conversion Rate adjustment and (2) all-cash distributions to all or substantially all holders of Common Stock made within the preceding 12 months not triggering a Conversion Rate adjustment, exceeds an amount equal to 12.5% of the market capitalization of Common Stock on the expiration date of the tender offer, the Conversion Rate shall be increased so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate increase contemplated by this paragraph (e) by a fraction of which the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the last time tenders of exchanges may be made pursuant to such tender or exchange offer (the "Expiration Time") multiplied by the current market value per share (determined as provided in paragraph (g) of this Section 10.6) of the Common Stock on the trading day on the NYSE next succeeding the Expiration Time and the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the current market value per share (determined as provided in paragraph
(g) of this Section 10.6) of the Common Stock on the trading day on the NYSE next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time.

                  (f) In case the Company distributes to all or substantially all holders of Common Stock all-cash distributions in an aggregate amount that, together with (1) any cash and the fair market value of any other consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for shares of Common Stock consummated within the preceding 12 months not triggering a Conversion Rate adjustment and (2) all other all-cash distributions to all or substantially all holders of Common Stock made within the preceding 12 months not triggering a Conversion Rate adjustment, exceeds an amount equal to 12.5% of the market capitalization of the Common Stock on the Business Day immediately preceding the day on which the Company declares the distribution, the Conversion Rate shall be increased so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the effectiveness of the Conversion Rate increase contemplated by this paragraph (f) by a fraction of which the denominator shall be the current market value per share (determined as provided in paragraph (g) of this Section 10.6) of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided below applicable to one share of Common Stock and the numerator shall be such current market value per share of the Common Stock, such increase to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the current market value per share (as defined in paragraph (g) of this Section 10.6) of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Securities shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Security immediately prior to the record date for the distribution of the cash. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such record date had not been fixed.

                  (g) For the purpose of any computation under paragraphs (b),
(d), (e) and (f) of this Section 10.6, the current market value per share of Common Stock on any date in question shall be deemed to be the average of the daily closing prices on the NYSE for the ten consecutive trading days prior to the earlier of the day in question and, if applicable, the day before the "ex" date (as hereinafter defined) with respect to the issuance or distribution requiring such computation; provided, however, that if the day in question or the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to
Section 10.6 (b), (d), (e) or (f) occurs during such 10 consecutive NYSE trading days, the closing price on the NYSE for each trading day prior to such date for such other event shall be adjusted by dividing such closing price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this paragraph (g), the term "ex" date (I) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the closing price was obtained without the right to receive such issuance or distribution, (II) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and
(III) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 10.6, such adjustments shall be made to the current market price as may be necessary or appropriate to effectuate the intent of this Section 10.6 and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors.

                  (h) No adjustment of the Conversion Rate shall be made (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan, (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of the Company, (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date hereof or (iv) upon the issuance of any rights, any distribution of separate certificates representing the rights, any exercise or redemption of any rights or any termination or invalidation of the rights, pursuant to the Company's stockholders rights plan. There shall also be no adjustment of the Conversion Rate in case of the issuance of any Common Stock (or securities convertible into or exchangeable for Common Stock), except as specifically described above.

                  Section 10.7 When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                  All calculations under this Article 10 shall be made to the nearest cent, with one-half cent rounded up, or to the nearest 1/1,000th of a share, as the case may be.

                  Section 10.8 When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 10.6(b) or (d) if Securityholders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of shares of Common Stock participate in the transaction.

                  No adjustment need be made for a change in the par value or no par value of the shares of Common Stock.

                  To the extent the Securities become convertible pursuant to this Article 10 in whole or in part into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                  Section 10.9 Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

                  Section 10.10 Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount at any time for at least 20 days, so long as the increase is irrevocable during such period. Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect. A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of
Section 10.6.

                  Section 10.11 Notice of Certain Transactions. If:

         (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.6 (unless no adjustment is to occur pursuant to Section 10.8); or

         (2) the Company takes any action that would require a supplemental indenture pursuant to Section 10.12; or

         (3) there is a liquidation or dissolution of the Company;

then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

                  Section 10.12 Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Section 5.1 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of shares of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding shares of Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

                  The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non- electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 10. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

                  If this Section applies, Section 10.6 does not apply.

                  Section 10.13 Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 10.3, 10.6, 10.7, 10.8, 10.12 or 10.15 is conclusive, absent manifest error.

                  Section 10.14 Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.12 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this
Article 10. Each Conversion Agent shall have the same protection under this
Section 10.14 as the Trustee.

                  Section 10.15 Successive Adjustments. After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  Section 11.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control, except any TIA provision expressly overridden by any provision hereunder.

                  Section 11.2 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

         if to the Company:

         Calpine Corporation
         50 West San Fernando Street
         San Jose, California  95113
         Attn: Corporate Secretary
         Facsimile No. 408-975-4648

         if to the Trustee:

         Wilmington Trust Company
         Rodney Square North
         1100 North Market Street
         Wilmington, Delaware  19890

         Telephone No. 302-651-8584
         Facsimile No. 302-651-8882
         Attention:  Corporate Trust Administration

                  The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

                  If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

                  Section 11.3 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

                  Section 11.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  Section 11.5 Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture (other than Officers' Certificates provided pursuant to Section 4.3) shall include:

         (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

         (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

                  Section 11.6 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 11.7 Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

                  Section 11.8 Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

                  Section 11.9 GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

                  Section 11.10 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  Section 11.11 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

                  Section 11.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                         CALPINE CORPORATION


                                         By: ___________________________________
                                           Name:
                                           Title:


                                         WILMINGTON TRUST COMPANY


                                         By: ___________________________________
                                           Name:
                                           Title:

                                   EXHIBIT A-1

                        [FORM OF FACE OF GLOBAL SECURITY]

THIS SECURITY IS ISSUED WITH AN INDETERMINATE AMOUNT OF ORIGINAL ISSUE DISCOUNT AND WILL BE SUBJECT TO THE REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS REQUIRED UNDER APPLICABLE TREASURY REGULATIONS, THE COMPANY HAS SET FORTH THE "COMPARABLE YIELD" IN SECTION 4.6 OF THE INDENTURE PURSUANT TO WHICH THIS SECURITY IS BEING ISSUED.

THIS SECURITY IS ISSUED IN GLOBAL FORM AND REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") OR A NOMINEE THEREOF. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN ACCORDANCE WITH THE TERMS OF THE INDENTURE (AS DEFINED BELOW), THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF CALPINE CORPORATION THAT THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1)TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO

THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

                               CALPINE CORPORATION

              Zero-Coupon Convertible Debenture Due April 30, 2021

No.                                                   CUSIP:  131347 AX4

Issue Date:  April 30, 2001

Issue Price: $1,000

                  CALPINE CORPORATION, a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount at Maturity indicated on the Schedule of Increases and Decreases of Global Security attached hereto on April 30, 2021.

                  This Security shall not bear interest except as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:                                    CALPINE CORPORATION


                                          By: __________________________________
                                          Title: _______________________________


TRUSTEE'S CERTIFICATE OF  AUTHENTICATION

WILMINGTON TRUST COMPANY, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By     __________________________________
            Authorized Signatory

Dated:

                       [FORM OF REVERSE SIDE OF SECURITY]

                             Zero-Coupon Convertible

                          Debenture Due April 30, 2021

1.  Interest.

         Except as provided below, this Security shall not bear interest.

         Interest Adjustment. An upward interest adjustment to the yield to maturity on this Security equivalent to 7.25% per annum (an "Upward Interest Adjustment") will be made on April 30, 2004, 2006, 2008, 2011 or 2016 (each, an "Upward Interest Adjustment Date") if the following conditions are met. An Upward Interest Adjustment shall be effective for the semi-annual period from and including any such Upward Interest Adjustment Date to and excluding the following interest payment date (as defined below) (a "semi-annual period") and for each subsequent semi-annual period until the semi-annual period with respect to which a Downward Interest Adjustment (as defined below) occurs. An Upward Interest Adjustment will be made on each Upward Interest Adjustment Date if the Trading Price (as defined below) of the Securities is less than 98% of the Accreted Value (as defined below) as of such Upward Interest Adjustment Date for 20 out of the last 30 NYSE trading days ending 90 days prior to such Upward Interest Adjustment Date. If an Upward Interest Adjustment is in effect for a particular semi-annual period, the Company will pay a portion of the Upward Interest Adjustment as cash interest at a rate of 0.25% per annum (0.125% per semi-annual period) of the Accreted Value as of the beginning of the applicable semi-annual period and the remaining interest (7.0% per annum) (based on the Accreted Value as of the beginning of the applicable semi-annual period) will be accrued and payable at the earlier of maturity or the redemption or the repurchase of the Securities.

         If an Upward Interest Adjustment is in effect during a semi-annual period (other than a semi-annual period immediately preceding an Upward Interest Adjustment Date) and the Trading Price of the Securities is greater than or equal to 98% of the Accreted Value as of the next following interest payment date for 20 out of the last 30 NYSE trading days ending on such interest payment date, the Upward Interest Adjustment will adjusted downward on such interest payment date (such adjustment, a "Downward Interest Adjustment"), such that from and including such date the Securities will cease to accrue interest unless and until there is a subsequent Upward Interest Adjustment. If an Upward Interest Adjustment is in effect during a semi-annual period immediately preceding an Upward Interest Adjustment Date, a Downward Interest Adjustment will be made on such Upward Interest Adjustment Date if the Trading Price of the Securities is greater than or equal to 98% of the Accreted Value as of such Upward Interest Adjustment Date for 20 out of the last 30 NYSE trading days ending 90 days prior to such Upward Interest Adjustment Date. If a Downward Interest Adjustment is made, no Upward Interest Adjustment may be made until the next Upward Interest Adjustment Date.

         "Accreted Value" means, as of any date, the sum of the Issue Price of the Securities and the accrued and unpaid interest as of such date (excluding any accrued and unpaid interest which will be paid as cash interest).

         The "Trading Price" of the Securities on any date of determination means the average of the secondary market bid quotations per Security obtained by the bid solicitation agent selected by the Company (the "Bid Solicitation Agent") for $10,000,000 Principal Amount at Maturity of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company, provided that if at least three such bids are not obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid is obtained by the Bid Solicitation Agent, this one bid shall be used. If the Bid Solicitation Agent cannot obtain at least one bid for $10,000,000 Principal Amount at Maturity of the Securities from a nationally recognized securities dealer or in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price of the Securities will equal, as determined by the Bid Solicitation Agent, (a) the then-applicable Conversion Rate of the Securities multiplied by (b) the closing price on the NYSE of the Company's Common Stock on such determination date.

         The Bid Solicitation Agent will initially be The Bank of New York. The Company may change the Bid Solicitation Agent, but the Bid Solicitation Agent will not be an Affiliate of the Company. The Bid Solicitation Agent will solicit bids from securities dealers that are believed by the Company to be willing to bid for the Securities.

         In the event of any Upward Interest Adjustment, the Company will give notice thereof by disseminating a press release not later than three Business Days prior to the relevant Upward Interest Adjustment Date through Dow Jones & Company, Inc. or Bloomberg Business News and will publish such information on the Company's Website on the World Wide Web or through such other public medium as the Company may use at that time. Not later than three Business Days prior to any Upward Interest Adjustment and promptly after a Downward Interest Adjustment occurs or is determined to occur, whichever is earlier, the Company shall give the Trustee notice thereof. The Trustee shall have no responsibility for determining whether any facts exist that would cause an Upward Interest Adjustment or a Downward Interest Adjustment to occur.

         Tax Event. From and after the date of the occurrence of a Tax Event, the Company will have the option to elect (by notice to the Trustee) to pay cash interest at a rate of 7.25% per annum on the Securities instead of accruing interest pursuant to an Upward Interest Adjustment. Such cash interest would only accrue and be payable during periods in which an Upward Interest Adjustment is in effect. If the Company makes such an election, the principal amount on which the Company pays interest will be restated (the "Restated Principal Amount") and will be equal to the Issue Price plus accrued and unpaid interest (other than cash interest payable on the interest payment date immediately following the Option Exercise Date) payable pursuant to an Upward Interest Adjustment to the date on which the Company exercises its option to commence paying cash interest (the "Option Exercise Date"). Following the Company's election to pay cash interest following a Tax Event, interest will be payable on the Restated Principal Amount of the Securities.

         Such interest shall accrue from the Option Exercise Date and will be payable semiannually on interest payment dates of April 30 and October 30 of each year to Holders of record at the close of business on April 15 or October 15 (whether or not a Business Day) immediately preceding the interest payment date.

         A "Tax Event" means that the Company shall have received an opinion from a nationally recognized independent tax counsel experienced in such matters to the effect that as a result of:

         (i) any amendment to or change (including any announced prospective change (which will not include a proposed change), provided that a Tax Event will not occur more than 90 days before the effective date of any prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority of the United States or any political subdivision; or

         (ii) any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"); or

         (iii) any amendment to or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment or change is made known, which amendment or change is effective or such Administrative Action or decision is announced, in each case, on or after the Issue Date;

there is more than an insubstantial risk that interest, including original issue discount, payable on the Securities either:

         (i) would not be deductible on a current accrual basis; or

         (ii) would not be deductible under any other method, in either case in whole or in part, by the Company for United States federal income tax purposes.

         General. If this Security is redeemed on a date that is after the record date and prior to the corresponding interest payment date, interest, if any, accrued and unpaid hereon to but not including the applicable Redemption Date will be paid to the same Holder to whom the Company pays the principal of this Security.

         Cash interest on Securities converted after a record date but prior to the corresponding interest payment date will be paid to the Holder of the Securities on the record date but, upon conversion the Holder must pay the Company the interest which has accrued and will be paid on such interest payment date. No such payment need be made with respect to Securities which will be redeemed after a record date and prior to the corresponding interest payment date.

         Except as provided below, interest will be paid (i) on the Global Securities to DTC in immediately available funds, (ii) on the definitive Securities having an aggregate Principal Amount at Maturity of $5,000,000 or less, by check mailed to the Holders of such Securities; and (iii) on the definitive Securities having an aggregate Principal Amount at Maturity of more than $5,000,000, by wire transfer in immediately available funds at the election of the Holders of these Securities, which election shall be provided to the Paying Agent in writing at least ten days prior to the applicable payment date.

         Any Interest payable hereunder will be computed based on a 360-day year of twelve 30-day months, and will be payable semi-annually in arrears on each April 30 and October 30 (each an "interest payment date"). The record date for the payment of cash interest to Holders will be the close of business on April 15 and October 15 of each year (whether or not a Business Day);

provided, that interest payable at Stated Maturity or upon redemption or repurchase will be payable to the person to whom principal is payable. The Company will give notice to the Holders, no later than 30 days prior to each record date, of the amount of cash interest to be paid as of the next interest payment date.

2.  Method of Payment.

         Subject to the terms and conditions of the Indenture, the Company will make payments in cash and/or Common Stock, as the case may be, in respect of Redemption Prices, Purchase Prices, Change in Control Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money, except as otherwise provided herein.

3.  Paying Agent, Conversion Agent and Registrar.

         Initially, Wilmington Trust Company (the "Trustee") will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.  Indenture.

         The Company issued the Securities under an Indenture, dated as of April 30, 2001 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are general unsecured obligations of the Company limited to $1,000,000,000 aggregate Principal Amount at Maturity (subject to Section 2.7 of the Indenture, Upward Interest Adjustments and the Company exercising is option to pay cash interest upon a Tax Event). The Indenture does not limit other Indebtedness of the Company, secured or unsecured.

5.  Redemption at the Option of the Company.

         No sinking fund is provided for the Securities. The Securities are redeemable at the option of the Company in whole, or in part, at any time or from time to time, on or after April 30, 2004 upon not less than 30 nor more than 60 days' notice for a cash price equal to the Issue Price plus any accrued and unpaid interest to, but excluding, the Redemption Date (the "Redemption Price").

         If the Company has previously exercised its option to pay cash interest instead of accruing interest on the Securities following a Tax Event, the Redemption Price will be equal to the Restated Principal Amount plus any accrued and unpaid cash interest from the Option Exercise Date to the Redemption Date.

6.  Purchase By the Company at the Option of the Holder.

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on April 30, 2002, 2004, 2006, 2008, 2011 and 2016 in integral multiples of $1,000 Principal Amount at Maturity at the Issue Price plus any accrued and unpaid interest to the Purchase Date upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the last Business Day prior to such Purchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

         If the Company has previously exercised its option to pay cash interest instead of accruing interest on the Securities following a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid cash interest from the Option Exercise Date to the Purchase Date.

         The Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock, or in any combination thereof, provided that on April 30, 2016, the Company may only pay cash.

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase the Securities held by such Holder within 30 days (which purchase shall occur 45 days after the date of such offer) after the occurrence of a Change in Control of the Company for a Change in Control Purchase Price equal to the Issue Price plus accrued and unpaid interest to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash (or Common Stock, subject to the terms of the Indenture); provided that if the Company previously exercised its option to pay cash interest on the Securities following a Tax Event, the Change in Control Purchase Price shall equal the Restated Principal Amount plus any accrued and unpaid cash interest from the Option Exercise Date to the Change in Control Purchase Date.

         At the Company's option, subject to the terms of the Indenture, instead of paying the Change in Control Purchase Price in cash, the Company may pay the Change in Control Purchase Price in registered shares of Common Stock valued at 95% of the average of the closing prices on the NYSE of the Company's Common Stock for the five NYSE trading days immediately preceding and including the third NYSE trading day prior to the Change in Control Purchase Date.

         If cash (and/or securities if permitted under the Indenture) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, interest ceases to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Change in Control Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Change in Control Purchase Price upon surrender of such Security.

         Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

7.  Notice of Redemption.

         Notice of redemption pursuant to Paragraph 5 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

8.  Conversion.

         Holders may surrender Securities for conversion into shares of Common Stock at any time prior to 5:00 p.m., New York City time, on April 29, 2021. A Holder may also surrender for conversion a Security or portion of a Security which has been called for redemption pursuant to Paragraph 5 hereof and such Securities may be surrendered for conversion until the close of business on the day that is one Business Day prior to the Redemption Date.

         A Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 13.2714 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment in certain events described in the Indenture. A Holder which surrenders Securities for conversion will receive cash or a check in lieu of any fractional share of Common Stock.

         To surrender a Security for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

         A Holder may convert a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the shares of Common Stock except as provided in the Indenture. On conversion of a Security, the Holder will not receive any cash payment representing accrued interest with respect to the converted Securities. Instead, upon conversion the Company will deliver to the Holder a fixed number of shares of Common Stock and any cash payment to account for fractional shares. Accrued interest will be deemed paid in full rather than canceled, extinguished or forfeited. The Company will not adjust the Conversion Rate to account for accrued interest.

         The Conversion Rate will be adjusted as provided in Article 10 of the Indenture. The Company may increase the Conversion Rate for at least 20 days, so long as the increase is irrevocable during such period.

         If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

9.  Denominations; Transfer; Exchange.

         The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

10.  Persons Deemed Owners.

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

11.  Unclaimed Money or Securities.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

12.  Amendment; Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities so long as such changes, other that those in clause (ii) below, do not materially and adversely affect the interest of Securityholders, among other things, (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to comply with Article 5 or

Section 10.12 of the Indenture, (iii) to secure the Company's obligations or to add any guarantee under the Securities and the Indenture; (iv) to add to the covenants of the Company for the benefit of Securityholders or to surrender any right or power conferred upon the Company, (v) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA ,
(vi) to provide for uncertificated Securities, (vii) to modify the restrictions on resales and other transfers of the Securities and any shares of Common Stock issuable upon conversion thereof, or (viii) to make any change that does not adversely affect the rights of any Securityholder.

13.  Defaults and Remedies.

         Under the Indenture, Events of Default include (i) default in payment of the Issue Price (or Restated Principal Amount) plus accrued interest, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable,
(ii) default in the payment of interest, if any, when due and payable, subject to lapse of time, (iii) material failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) default by the Company under any instrument or instruments under which there is or may be secured or evidenced any Indebtedness of the Company (other than the Securities) having an outstanding principal amount of $50,000,000 (or its foreign currency equivalent) or more, individually or in the aggregate, that has caused the holders thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity, unless such declaration has been rescinded within 30 days, (v) a default by the Company in the payment when due of the principal of any bond, debenture, note or other evidence of the Company's Indebtedness, in each case for money borrowed, or in the payment of principal under any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company for money borrowed, which default for payment of principal is, individually or in an aggregate principal amount exceeding $50,000,000 (or its foreign currency equivalent) when such Indebtedness becomes due and payable (whether at maturity, upon redemption or acceleration or otherwise), if such default shall continue unremedied or unwaived for more than 30 days after the expiration of any grace period or extension of the time for payment applicable thereto; and (vi) certain events of bankruptcy, insolvency and reorganization.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (ii) above) if it determines that withholding notice is in their interests.

14.  Trustee Dealings with the Company.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.  Calculations in Respect of Securities.

         The Company will be responsible for making all calculations called for under the Securities including, but not limited to, determination of the market prices for the Securities and of the Common Stock and the amounts of interest payments, if any. Any calculations made in good faith and without manifest error will be final and binding on Holders of the Securities. The Company will be required to deliver to the Trustee a schedule of its calculations and the Trustee will be entitled to rely upon the accuracy of such calculations without independent verification.

16.  No Recourse Against Others.

         A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication.

         This Security shall not be valid until an authorize signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

18.  Abbreviations.

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  GOVERNING LAW.

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

         Calpine Corporation
         50 West San Fernando Street
         San Jose, CA  95113
         Attn: Secretary

20.  Registration Rights.

         The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of April 30, 2001, between the Company and Goldman, Sachs & Co., including the receipt of liquidated damages upon a registration default.

                ASSIGNMENT FORM                                        CONVERSION NOTICE
                ---------------                                        -----------------
To assign this Security, fill in the form below:          To convert this Security into Common Stock
                                                          of the Company, check the box [   ]

I or we assign and transfer this Security to              To convert only part of this Security,
_______________________________________________           state the Principal Amount at Maturity to
_______________________________________________           be converted (which must be $1,000 or an
(Insert assignee's soc. sec. or tax ID no.)               integral multiple of $1,000):
_______________________________________________
_______________________________________________           If you want the stock certificate made out
_______________________________________________           in another person's name fill in the form
(Print or type assignee's name, address and zip           below:
code)                                                     ____________________________________________
                                                          ____________________________________________
and irrevocably appoint                                   (Insert the other person's soc. sec. tax
                                                          ID no.
____________________ agent to transfer this
Security on the books of the Company.  The                ____________________________________________
agent may substitute another to act for him.              ____________________________________________
                                                          ____________________________________________
                                                          ____________________________________________
                                                          ____________________________________________
                                                          (Print or type other person's name,
                                                          address and zip code)


Date:  __________ Your Signature:  _____________________________________________

________________________________________________________________________________
    (Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed


_____________________________________
Participant in a Recognized Signature
Guarantee Medallion Program


By: _________________________________
         Authorized Signatory

             SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial Principal Amount at Maturity of Global Security: __________($_________).

          Date             Amount of Increase    Amount of Decrease in    Principal Amount at        Notation by
                           in Principal Amount    Principal Amount at     Maturity of Global        Registrar or
                             at Maturity of        Maturity of Global       Security After       Security Custodian
                             Global Security            Security         Increase or Decrease
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT A-2

                         [Form of Certificated Security]

THIS SECURITY IS ISSUED WITH AN INDETERMINATE AMOUNT OF ORIGINAL ISSUE DISCOUNT AND WILL BE SUBJECT TO THE REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS REQUIRED UNDER APPLICABLE TREASURY REGULATIONS, THE COMPANY HAS SET FORTH THE "COMPARABLE YIELD" IN SECTION 4.6 OF THE INDENTURE PURSUANT TO WHICH THIS SECURITY IS BEING ISSUED.

THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF CALPINE CORPORATION THAT THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1)TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the indenture.

                               CALPINE CORPORATION

              Zero-Coupon Convertible Debenture Due April 30, 2021

No.                                    CUSIP:

Issue Date:  April 30, 2001

Issue Price: $1,000

                  CALPINE CORPORATION, a Delaware corporation, promises to pay to _________ or registered assigns, the Principal Amount at Maturity of _________ ($__________) on April 30, 2021.

                  This Security shall not bear interest except as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:                                    CALPINE CORPORATION


                                          By: __________________________________
                                          Title: _______________________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST COMPANY, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By  __________________________________
           Authorized Signatory

Dated:

                   [FORM OF REVERSE SIDE IS IDENTICAL TO A-1]

                                   EXHIBIT B-1

                               CALPINE CORPORATION

              Zero-Coupon Convertible Debenture Due April 30, 2021

                              Transfer Certificate

                  In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $____________ Principal Amount at Maturity of the above-captioned Securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

                  [_] A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

                  [_] The transfer of the Surrendered Securities complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

                  [_] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act, or

                  [_] The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act.

                  and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

                  [_]      The transferee is an Affiliate of the Company.

DATE:                       __________________________________

                                        Signature(s)

                  (If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed



_____________________________________
Participant in a Recognized Signature

Guarantee Medallion Program

By: _____________________________
             Authorized Signatory

                                    EXHIBIT C

                           Projected Payment Schedule





                                       3